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                                                                    EXHIBIT 10.4

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT BETWEEN CENTRAL FEDERAL CORPORATION,
                  CENTRAL FEDERAL BANK AND WILLIAM R. WILLIAMS

WHEREAS, in connection with the retirement of William R. Williams, the Board of Directors of Central Federal Savings and Loan Association of Wellsville (the "Association") approved a supplemental retirement benefit for Mr. Williams in recognition of his longstanding service to the Association.

     NOW, THEREFORE, in consideration of the covenants and terms contained herein the Association, Grand Central Financial Corp. (the "Company") and Mr. Williams agree as follows:

1. Payment. The Association agrees to pay Mr. Williams a sum of $796,214.31 less applicable withholding. The Association agrees to make this payment to Mr. Williams in a single lump sum no later than April 30, 2003.

2. Release of Employment Agreement Claims. Upon the acceptance of payment made hereunder by the Association, Mr. Williams acknowledges and agrees that each of the Association and the Company shall have no obligation to him under the employment agreements entered into by and between Mr. Williams, the Company and the Association effective December 30, 1998 (the "Employment Agreements"). Mr. Williams hereby agrees that he, or any person acting by, through or on behalf of him, releases the Association and the Company and their successors, from any and all rights and claims Mr. Williams has under the Employment Agreements, against the Association and the Company, and Mr. Williams agrees that he will not institute any action or actions, cause or causes of action (in law or in equity), suits, debts, liens, claims, demands (known or unknown) in state or federal court, or with any state, federal or local governmental agency arising from or attributable to settlement of claims under the Employment Agreements.

3. Understanding of Service on the Boards of Directors. Each of the parties hereto understand and agree that this Acknowledgment will not, by itself, affect Mr. Williams' position on the Boards of Directors of the Association or the Company. And as long as Mr. Williams continues to serve on the Board of Directors of the Association and/or the Company, he will continue to vest in, and maintain the rights to all stock options and stock awards granted to Mr. Williams under the Company's stock-based benefit plan.

4. Arbitration of Claims. Any dispute or controversy arising under or in connection with this Acknowledgment shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location in Ohio selected by Mr. Williams, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

5. Complete Agreement. This Acknowledgment and Receipt shall represent the complete agreement between the Association, the Company and Mr. Williams concerning the subject matter hereof and supersedes all prior agreements or understandings, written or oral. No attempted modification or waiver of any of the provisions hereof shall be binding on either party unless made in writing and signed by Mr. Williams, the Association, the Company and/or their successors.


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6.   Applicable Law. This Acknowledgment shall be governed by the laws of the
     State of Ohio, unless pre-empted by federal law.

IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment as of April 1, 2003.

Attest:
                                                CENTRAL FEDERAL SAVINGS AND LOAN
                                                ASSOCIATION OF WELLSVILLE

/s/ Michele R. Guildoo                          By: /s/ David C. Vernon
----------------------------------                  For the Board of Directors

                                                GRAND CENTRAL FINANCIAL CORP.

/s/ Michele R. Guildoo                          By: /s/ David C. Vernon
----------------------------------                  For the Board of Directors

Witness:

/s/ Michele R. Guildoo                          /s/ William R. Williams
----------------------------------              --------------------------------
                                                William R. Williams


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